EXHIBIT 99.2


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

CYNTHIA R. MAY and BIGMAR,                   :
INC., a Delaware corporation,                :
                                             :
            Plaintiffs,                      :
                                             :
                v.                           :      Civil Action No. 19289-NC
                                             :
JOHN G. TRAMONTANA,                          :
MASSIMO PEDRANI, PHILIPPE                    :
J.H. ROHRER, BERNARD KRAMER,                 :
DECLAN SERVICE, CHRIS EFIRD,                 :
and FRANK DeLAPE,                            :
                                             :
            Defendants.                      :

                         COMPLAINT UNDER 8 DEL.C.ss.225

NATURE OF THE ACTION

         1. Plaintiffs Cynthia R. May and BigMar, Inc., a Delaware corporation ("BigMar" or the "Company"), bring this action pursuant to 8 Del. C.ss.225 for a summary determination of the proper directors and officers of BigMar and the invalidity of certain actions purportedly taken by defendants as directors of BigMar.

PARTIES

         2. Plaintiff Cynthia R May is a director, president and, through entities she controls, the controlling stockholder of BigMar. BigMar is a publicly held Delaware corporation with its principal offices at 9711 Sportsmen Club Road Johnstown, Ohio. 1. As of November 12, 2001, BigMar had outstanding 10,168,973 shares of common stock, each entitled to one vote per share. As of November 2, 2001, plaintiff May was the beneficial owner and had voting control of


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approximately 5,107,805 outstanding shares of BigMar common stock, which was more than 50% of the total outstanding common shares. The Company's common stock is traded in the over-the-counter market.

         3. Defendants Tramontana, Pedrani, Rohrer, Kramer and Service (the "Former Directors") are former directors of BigMar who were removed by written consents executed by the holders of a majority of BigMar's outstanding stock. Defendants DeLape and Efird were purportedly added to the BigMar board by the Former Directors at the invalid board meeting discussed below. Even assuming (contrary to fact and law) that DeLape and Efird were validly appointed, they were removed by written consents executed by the holders of the majority of BigMar's stock on November 28, 2001. Defendant John G. Tramontana was the chairman of the board of BigMar prior to his removal as a director. Subject to his impending removal by BigMar's duly constituted board of directors, Mr. Tramontana remains chief executive officer of the Company. Subject to their impending removal by the duly constituted board, defendant Massimo Pedrani is Vice President-Research and Development of the Company, defendant Philippe J.H. Rohrer is chief financial officer and treasurer of the Company and defendant Bernard Kramer is Vice President-Marketing of the Company. Thus, all the Former Directors are officers and employees with an economic self-interest in preserving their jobs and corporate perquisites.

         4. Prior to the removal of the Former Directors, BigMar had a board of directors consisting of nine members, including plaintiff May, the five Former


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Directors and Timothy K. Carroll, John S. Hodgson and Kevin Ryan. Messrs.
Carroll, Hodgson and Ryan continue as directors and are not parties to this action.

PERTINENT BY-LAW PROVISIONS

         5. Article III, Section 7, of BigMar's Restated By-laws (the "By-Laws") provides in pertinent part:

                  Notice of each special meeting of the Board of Directors... shall be given by the Secretary as hereinafter provided in this Section 7, in which Notice shall be stated the time and place of the meeting. Except as otherwise required by these By-laws, such Notice need not state the purpose of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier, or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held... (Emphasis added.)

         Article III, Section 3, of the By-laws provides:

                  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the Notice of any such meeting.

         6. Article III, Section 8, of the By-laws provides in pertinent part:

                  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of


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                  Directors, a majority of the Directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any adjourned meeting shall be given to all of the Directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such Notice shall only be given to the Directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

THE DEFECTIVE AND MISLEADING NOTICE OF MEETING

         7. On November 14, 2001, defendant Tramontana purported to issue by e-mail a Notice of Special Meeting of the BigMar Board of Directors to be held on November 16, 2001. The Notice stated that the meeting would he held "by teleconference on November 16, 2001 at 10:00 a.m. Eastern Daylight Time." The Notice did not, as required by Article III, Section 7, and the Article III,
Section 3, of the By-Laws, state the place of the meeting. The Notice stated that it was given "BY THE ORDER OF THE CHAIRMAN OF THE BOARD" and bore the name "John Tramontana". Thus, the Notice was not given "by the Secretary" as required by Article III, Section 7, of the By-Laws.

         8. The Notice also provided that the meeting would be held:

            for the following purposes:

                  (1) To discuss the illiquidity situation of the corporation;
                  (2) To discuss and approve the sale of $2,000,000 of shares of BigMar to BDG;
                  (3) To discuss and approve each other matters as may be properly brought before the meeting.

The Notice did not indicate that the Board was to act on (i) an increase in the size of the Board, to eleven directors, (ii) a request by an investor group led by Banca del

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Gottardo ("BDG") to appoint two directors to the Board, (iii) termination of the
Company's counsel, retention of Mr. Tramontana's counsel as Company counsel and payment of legal fees and a retainer to that new counsel, (iv) removal of plaintiff May as president, secretary and a member of the Executive Committee of the Company, (v) appointment of Mr. Tramontana as president and Mr. Rohrer as secretary, (vii) postponement of the corporation's Annual Meeting of Stockholders scheduled to be held on December 14, 2001, and (vii) amendments to the Company's By-Laws to require a vote of 66 2/3% of all shares entitled to vote in order to amend the By-Laws or remove directors.

         9. Plaintiff May objected to the convening of a board meeting on November 16, 2001, citing the By-Law notice requirements, the desirability of considering other issues if a board meeting were to be held, including possible termination of Mr. Tramontana and the fact that the issuance of stock Mr. Tramontana was proposing might cause a change of control that would threaten termination of existing commercial agreements involving the company. Plaintiff May indicated that a board meeting should only be held with a full agenda and with proper documents submitted for review by the directors beforehand. She proposed that the board meeting be held on the Monday after Thanksgiving or on December 3. Ms. May specifically requested documents regarding all proposals which would be presented, at the board meeting. She also sought documentation regarding the claims against the Company which purportedly necessitated the proposed stock issuance to BDG referred to in the November 14 e-mail, This information was not


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supplied. Indeed, no documents were provided to the directors prior to the supposed board meeting on November 16-18, 201

         10. On November 14, 2001, defendant Tramontana sent an e-mail to plaintiff May and the other directors acknowledging Ms. May's objections to the notice of the meeting and stating:

                  BUT IF YOU WANT CHANGE WITH A COUPLE DAYS MORE FROM ME IS
                  OKAY.

Mr. Tramontana's e-mail also indicated he was not sure whether the proposed stock issuance would cause a change of control. Neither Tramontana nor any of the other Former Directors advised the other directors that the meeting was going to proceed on November 18, despite Ms. May's objections.

THE INVALID NOVEMBER 16-18 BOARD MEETING

         11. Despite Mr. Tramontana's agreement that it was okay with him to put off the board meeting, a special meeting of the BigMar board was purportedly convened on November 16, 2001 at 10:00 a.m. (EDT). According to draft minutes of the purported meeting, the meeting "was held in Barbengo, Switzerland." The draft minutes state that defendants Tramontana, Kramer and Pedrani were present in person at the meeting and defendants Rohrer and Service purportedly participated by telephone conference call. However, in telephone calls with plaintiff May on November 27, 2001 defendants Kramer and Rohrer both confirmed to plaintiff that defendant Service, who was traveling, actually did not attend the meeting. Since Mr. Service supposedly attended the meeting by telephone, the absence of phone records will establish that he was not in attendance at the meeting.


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         12. The draft minutes of the purported November 18 meeting state:

                           The first item to come before the Board was the
                  request of the investor group led by Banca del Gottardo, a bank organized under the laws of Switzerland ("BDG"), to appoint two (2) directors designated by BDG to serve as members of the Board in accordance with the terms and provisions of the financing arrangement between the Company and BDG, thus increasing the size of the Board to eleven (11) directors to accommodate BDG nominees to the Board. The Board reviewed and considered the qualifications and backgrounds of the two (2) director nominees identified by BDG, Messrs. Frank DeLape and Chris Efird, and concluded that it would be in the best interests of the Company's shareholders to appoint these director nominees to the Board.

The draft minutes then recite resolutions enlarging the size of the board to eleven directors and appointing defendants DeLape and Efird to the Board. Significantly, neither Mr. DeLape nor Mr. Efird was at the November 16 board meeting. Thus, even assuming, arguendo, that their appointment as directors was valid, a majority of the board was not present at the balance of the meeting and there was no quorum.

         13. The draft minutes indicate that the Former Directors next discussed and purportedly approved the issuance of 4 million shares of BigMar common stock to BDG for "an aggregate maximum consideration of Two Million Dollars." No proposed agreement for this stock sale at a price below the market price, was provided to the directors before or at the meeting. There is no explanation of why $2 million is the "maximum" consideration or the circumstances in which or extent to which the consideration may be less than $2 million.

         14. The draft minutes of November 16 conclude with the following:


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                  The Chairman then stated that he would like to confer with counsel before ending the meeting and he suggested that the Board consider a temporary adjournment of the meeting until Sunday evening, so that the company would have the benefit of legal counsel in connection with certain other matters of concern to him. Whereupon discussion ensued; and upon completion of the same upon a motion duly made, seconded and unanimously approved, the Board of Directors resolved to adjourn the meeting until Sunday evening, November 18, 2001 at 3 p.m. (EDT).

Significantly, the draft minutes do not reflect that the directors were provided with any documents, before or during the meeting, related to any of the matters presented at the November 16th session.

         15. Several hours after the adjournment of the purported board meeting on November 16, defendant Tramontana sent an e-mail to plaintiff May discussing BigMar's need for funds. Also on November 16 after the meeting, defendant Kramer sent plaintiff May e-mails requesting that the board meeting proposed to be held on December 3 in New York be rescheduled because of a business related scheduling conflict. These e-mails said nothing about a board meeting having just been held, new directors having been appointed, or 4 million shares having been issued for $2 million. These e-mails also failed to mention that this meeting of the board would reconvene on November 18. Indeed, no effort was made to give plaintiff or the other three directors who were not in attendance at the purported board meeting on November 16 notice of (i) the actions purportedly taken at that meeting (ii) the adjournment of that meeting to November 18 or
(iii) when and where the meeting would reconvene.


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         16. The bogus board meeting was supposedly reconvened on November 18,
2001 in Barbengo, Switzerland. The draft minutes of the meeting were apparently prepared before the meeting was even held, as they reflect that the meeting was held "at [time] (EST), [time] local time."

         17. The draft minutes of November 18 recite that defendants Tramontana, Kramer and Pedrani were present in person and that defendants Rohrer and Service participated by telephone conference call. The minutes reflect that plaintiff May and directors Hodgson, Carroll and Ryan were not present at the meeting. Thus, the drafter of the prefabricated minutes knew ahead of time that those directors would not be present at the meeting. Though the meeting was adjourned on November 16 to obtain the benefit of counsel, the directors could not have received any legal advice at the meeting on any of the matters presented since the draft minutes indicate that neither the counsel being terminated nor new counsel attended the meeting. The absence of any reference in the draft minutes to the two new directors purportedly appointed on November 16 (i.e. DeLape and Efird) indicates that those persons were also not present at the meeting. Accordingly, if their appointment on November 16 were valid, there would have been no quorum present on November 18, even assuming that reconvened meeting was otherwise valid. Nevertheless, the minutes recite that defendant Tramontana took a role call of the members of the board present and "announced that a quorum was present."

         18. The meeting first "confirmed" the actions supposedly taken on November 16. Next, the Former Directors claimed to have terminated the



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Company's current counsel, Quarles & Brady, and retained new counsel, DeMartino,
Finkelstein, Rosen & Virga, who had been identified a week earlier by defendant Tramontana as his personal counsel. Defendant Tramontana was, according to the draft minutes, authorized to execute a retainer agreement with the DeMartino firm and promptly wire a $25,000 retainer and an additional $10,000 "to compensate DFRV for the legal services rendered and expenses incurred to date." The DeMartino firm was purportedly authorized to determine whether "there are deficiencies in the Company's governing corporate documents" including its certificate and by-laws, and to make remedial recommendations.

         19. According to the draft minutes on November 18, the Former Directors purported to remove Ms. May as president, secretary and a member of the Executive Committee and to appoint Mr. Tramontana as president and Mr. Rohrer as secretary. They also voted to delay the annual meeting of stockholders scheduled to be held on December 14, 2001.

         20. Finally, the defendants purported to amend the Company's by-laws to require a 66-2/3% vote for the stockholders to amend the by-laws or remove directors. Obviously, these amendments were intended to prevent plaintiff May, who controlled a majority of the voting power of BigMar's stock from removing the former Directors or amending the bylaws. A proposed by-law amendment "to preclude stockholder action by consent" was not voted on, supposedly because "[i]t was determined that precluding shareholders' action by consent is not appropriate and would unfairly constrain shareholders" Apparently, the Former Directors did


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not realize that under 8 Del. C.ss.228(a), any restrictions on the stockholders'
ability to act by written consent would have to be contained in the certificate of incorporation, not the By-Laws. The Former Directors also apparently did not realize that, because 8 Del. C.ss.141(k) specifies that the holders of a majority of the corporations shares entitled to vote may remove directors with or without cause, any increase in that voting requirement would, under 8 Del. C.ss.102(b)(4), require an amendment to the Company's Certificate of Incorporation under 8 Del. C.ss.242. Accordingly, even if the November 18 actions were otherwise proper (and they were not), the by-law amendment purporting to increase the stockholder vote to remove directors was invalid as a matter of law.

         21. The defendants' deceptive conduct continued after the November 16-18 illegal meeting. Despite communicating with plaintiff May, defendant Tramontana never mentioned the purported board meeting or the actions defendants claimed to have taken thereat until nearly a week later. Indeed, plaintiff May communicated further with her fellow board members concerning the request by defendant Kramer to change the date for the proposed board meeting in New York. However, none of the Former Directors who received this communication responded by acknowledging that they claimed to have already held a board meeting without Ms. May and the other directors.

         22. Over the Thanksgiving weekend, plaintiff May and directors Hodgson, Ryan and Carroll belatedly learned of the purported board meeting by an e-mail from the supposed new counsel to BigMar on Sunday, November 25. Messrs. Ryan



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and Carroll both complained to their fellow directors that they were not notified or aware of the purported November 16 arid 18 board meeting. Mr. Carroll noted that he was not made aware that the board meeting discussed in Mr. Tramontana's November 14 e-mail was ever formalized and knew only that Mr. Tramontana and Ms. May were attempting to properly schedule and notify all board members.

THE CONSENTS REMOVING DEFENDANTS AS DIRECTORS

         23. On November 26, 2001, the record holders of a majority of the outstanding common stock of BigMar executed written consents removing defendants Tramontana, Kramer, Podrani, Rohrer and Service from the BigMar board. These consents were delivered to the Company's principal place of business and to its registered agent in Delaware on November 27, 2001. However, it was subsequently learned that the BigMar's transfer agent had issued additional shares on November 26, 2001, which arguably resulted in the consents reflecting less then a majority of the shares of the Company's common stock outstanding on November 27.

         24. On November 28, 2001, two sets of written consents executed by the record holders of a majority of BigMar's outstanding common stock, even including the shares issued on November 28, were delivered to the Company's principal place of business and to its registered agent in Delaware. The first set of consents removed defendants Tramontana, Kramer Pedrani, Rohrer and Service from the BigMar board of directors. The second set of consents removed defendants DeLape and Efird from the BigMar board, to the extent they had ever been validly appointed as directors (which they had not).




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                                     COUNT I

         INVALIDITY OF THE NOVEMBER 16-18 BOARD MEETING AND ACTIONS

         25. Plaintiffs repeat and reallege the allegations above as if fully set forth herein.

         26. The purported board meeting on November 16-18, 2001 was not properly noticed for the following reasons:

         (a) The notice of meeting was defective because it did not comply with the by-laws, including (i) the notice was not sent by the Secretary of the Company (ii) the notice failed to specify a place for the meeting, (iii) the statement of purposes in the notice was incomplete and misleading and (iv) the notice was sent by e-mail.

         (b) Plaintiff May and Messrs. Hodgson, Ryan and Carroll were not properly notified of the meeting.

         (c) Defendant Tramontana and the other directors who attended the meeting used trickery and deception to cause plaintiff May and directors Ryan, Carroll and Hodgson to be absent from the meeting. The Former Directors had an undisclosed agenda which was not shared with these other directors. Consequently, these directors, and particularly Ms. May, were disadvantaged by the failure of the former Directors to communicate their




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                  plans, which prevented Ms. May and the others from taking
                  protective actions.

         27. Even if it had been properly noticed, the November 16-18 board meeting was still invalid. There was no quorum present because, on information and belief, defendant Service was not present at the meeting.

         28. The actions purportedly taken at the November 16-18 board meeting were also invalid even if the meeting had been validly convened. The first action purportedly taken at the meeting was to increase the board of directors by two directorships and to appoint defendants DeLape and Efird to those directorships. Assuming this expansion of the board and addition of directors was valid, a quorum of the board was not present thereafter because even the draft minutes acknowledge that only the five Former Directors (assuming Service was in attendance) were present and that Messrs. DeLape and Efird were not at the meeting.

         29. The reconvened meeting on November 18 was invalid because plaintiff and Messrs. Ryan, Hodgson and Carroll were not given notice of the time and place for the reconvening of the meeting. Defendant Tramontana and Kramer deliberately failed to inform plaintiff May concerning the meeting despite having direct contact with her on November 16 -after the meeting had been adjourned to November 18 at 3 p.m. Though Mr. DeLape and Mr. Efird had purportedly been added to the board, on information and belief, no effort was made to give them notice of the reconvened meeting either. Moreover, as the pre-drafted minutes of




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the November 18 session demonstrate, the defendant directors well knew what was planned for that session, including removal of Ms. May from various offices, but did not disclose that information to plaintiff May or the other directors. Finally, assuming, arguendo, that the Former Directors had validly appointed Messrs. DeLape and Efird to the board on November 16, no quorum was present on November 18 since the draft minutes reflect that only five directors were in attendance.

         30. Though the November 16 meeting supposedly had been adjourned so the board would have "the benefit of legal council" on certain matters, no legal counsel attended the November 18 session. Perhaps for those reasons, the defendant directors purported to amend the by-laws to require a 66 2/3 vote to remove directors. This was in violation of 8 Del. C.ss.141(k), 8 Del. C.ss.102(b)(4) and 8 Del. C.ss.242.

         31. The actions of the Former Directors at the November 16-18 meeting were also invalid because (i) the defendant directors were uninformed concerning the matters acted upon and did not act with due care, and (ii) they were self interested in the actions purportedly taken at that meeting. Furthermore, their actions were intended primarily to entrench themselves in office, including (i) calling off the previously scheduled annual meeting of stockholders for the election of directors (ii) purportedly issuing stock to deprive BigMar's controlling stockholders of control, and (iii) purporting to restrict the stockholders from amending the By-Laws or removing directors (and, in particular, seeking to deprive




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plaintiff May, as the controlling stockholder of the Company, of the ability to amend the By-Laws and remove directors). The Former Directors also continued to engage in deceptive conduct by not disclosing promptly to their fellow directors that a purported board meeting had been held or the actions that supposedly were taken at that meeting.

                                    COUNT II

                     REMOVAL OF THE DEFENDANTS AS DIRECTORS

         32. Plaintiffs repeat and reallege the allegations above as if fully set forth herein.

         33. As a result of written consents executed by the holders of a majority of the outstanding stock of BigMar, defendants Tramontana, Kramer, Pedrani, Rohrer and Service have been removed as directors from BigMar board. To the extent defendants DeLape and Efird are determined to have been properly appointed to the BigMar board by the Former Directors, they were also removed from the board by written consents executed by the holders of a majority of the outstanding common stock of BigMar.

                                    COUNT III

                DEFECTIVE REMOVAL OF PLAINTIFF MAY AS AN OFFICER

         34. Plaintiffs repeat and reallege the allegations above as if fully set forth herein.

         35. The Former Directors' purported removal of Ms. May as BigMar's president, secretary and Executive Committee member at the invalid November 16-





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18 board meeting violated Delaware law and was not effective. Ms. May continues as president and secretary of the Company and a member of its Executive
Committee.

         36. Plaintiffs have no adequate remedy at law.

         Wherefore plaintiffs pray for an order:

         A. Declaring that no valid board meeting was held on November 16-18, 2001.

         B. Declaring that none of the actions purportedly taken at the invalid November 16-18 meeting were validly taken and that such actions are a nullity.

         C. Declaring that defendants Tramontana, Kramer, Rohrer, Pedrani and Service were removed as directors of the Company pursuant to written stockholder consents.

         D. Declaring that defendants DeLape and Efird were not validly appointed to the BigMar board or, if appointed, were removed as directors of the Company pursuant to written stockholder consents.

         E. Declaring that the duly constituted board of BigMar is comprised of plaintiff May and Messrs. Ryan, Hodgson and Carroll.

         F. Declaring that plaintiff May is president, secretary and a member of the Executive Committee of the Company.

         G. Awarding plaintiffs their attorneys fees and cost of this action.

         H. Granting such other and further relief as the court deems just and proper.




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                                                 Prickett, Jones & Elliott, P.A.


                                                 /s/ Michasel Hanrahan
                                                 -----------------------------
                                                 Michael Hanrahan
                                                 John H. Small
                                                 Gary F. Traynor
                                                 1310 King Street
                                                 Wilmington, DE 19801
                                                 (302) 888-6500
                                                 Attorneys for Plaintiffs
                                                 Cynthia R. May and BigMar, Inc.

OF COUNSEL
For Plaintiff Cynthia R. May:
Frederic T. Spindel
Pillsbury Winthrop LLP
1600 Tysons Boulevard
McLean, VA 22101
(703) 905-2188

Dated: November 29, 2001






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